            , 2012

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue

Seattle, WA 98101

Re: Russell Investment Company Russell U.S. Strategic Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2014, up to the full amount of its 0.75% advisory fee and then to reimburse the Fund for other direct Fund-level expenses, excluding extraordinary expenses and dividend and interest expenses on short sales, to the extent such direct Fund-level expenses exceed 0.67% of the average daily net assets of that Fund on an annual basis.

Direct Fund-level expenses for the Russell U.S. Strategic Equity Fund do not include 12b-1 fees, shareholder services fees, transfer agency fees or the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund.

This waiver and reimbursement (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Peter Gunning President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

            , 2012

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue

Seattle, WA 98101

Re: Russell Investment Company—Russell U.S. Strategic Equity Fund (the “Fund”)

Dear Mr. Swanson:

Until February 28, 2014, RFSC agrees to waive 0.02% of its transfer agency fees for Class A, C, E and S Shares of the Fund.

This waiver (1) supersedes any prior transfer agency waiver arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RFSC’s option, continue after February 28, 2014, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:
Sandra Cavanaugh
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer